CONSENT OF INDEPENDENT AUDITORS


         We consent to the use of our reports dated February 13, 1996 on the financial statements of The California Muni Fund, referred to therein in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A, File No. 2-82143, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our Firm in the prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Custodian and Independent Certified Public Accountants."



                                                     /s/McGladrey & Pullen, LLP
                                                     --------------------------
                                                        McGladrey & Pullen, LLP

New York, New York
April 24, 1996